UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2008
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-022962	22-3178468
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 7, 2008, John L. LaMattina, Ph.D., was appointed to serve on the Board of Directors (the “Board”) of Human Genome Sciences, Inc. (the “Company”). Dr. LaMattina recently retired as a Senior Vice President of Pfizer, Inc., and President of Pfizer Global Research and Development. As President of Pfizer Global Research and Development, Dr. LaMattina led the drug discovery and development efforts for Pfizer in the United States, Europe and Asia. Dr. LaMattina joined Pfizer in 1977 and held various positions, including Vice President of U.S. Discovery Operations, Senior Vice President of Worldwide Discovery Operations and Senior Vice President of Worldwide Development.
     In connection with his appointment to the Board, and pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan, as amended, the Company granted Dr. LaMattina options to purchase 25,000 shares of the Company’s common stock at a price of $ 5.71 per share.
     There is no arrangement or understanding between Dr. LaMattina and any other person pursuant to which Dr. LaMattina was selected as a director. Dr. LaMattina will serve as a member of the compensation committee of the Board. Dr. LaMattina does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Dr. LaMattina is an independent director under applicable Nasdaq rules.
     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 7, 2008, the Company held its 2008 Annual Meeting of Stockholders, at which the Company’s stockholders voted in favor of an amendment to the Company’s Restated Certificate of Incorporation (Fifth) (the “Certificate of Amendment”) to declassify the Company’s Board of Directors to provide for annual election of directors. The Certificate of Amendment was filed with the Delaware Secretary of State on May 7, 2008. As a result, beginning with the 2009 annual meeting of stockholders, the Company’s directors will be elected for one-year terms at each annual meeting of stockholders. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.
     In connection with the Certificate of Amendment, the Board of Directors of the Company, in accordance with Section 8.1 of the Company’s By-Laws, adopted Amended and Restated By-Laws (the “Amended and Restated Bylaws”) to provide for the declassification of the Company’s Board of Directors. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation (Fifth)

3.2	Amended and Restated By-Laws, as of May 7, 2008

99.1	Press release dated May 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: May 8, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation (Fifth)

Exhibit 3.2	Amended and Restated Bylaws, as amended, as of May 7, 2008

Exhibit 99.1	Press Release dated May 8, 2008